UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

RED HAT, INC.

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

SUPPLEMENT TO THE PROXY STATEMENT FOR

THE SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD JANUARY 16, 2019

These additional definitive materials are being filed to update and supplement the proxy statement (the “proxy statement”) filed by Red Hat, Inc. (“Red Hat”) with the Securities and Exchange Commission (the “SEC”) as a definitive proxy statement on Schedule 14A, File No. 001-33162, on December 12, 2018 and mailed by Red Hat to its stockholders commencing on December 13, 2018. The information contained on this Schedule 14A is incorporated by reference into the proxy statement. Terms used in these additional definitive materials, but not otherwise defined, shall have the meanings ascribed to such terms in the proxy statement.

The supplemental information contained in these additional definitive materials should be read in conjunction with the proxy statement, which should be read in its entirety. To the extent that information in these additional definitive materials differs from or updates information contained in the proxy statement, the information in these additional definitive materials shall supersede or supplement the information in the proxy statement. The information contained in this supplement speaks only as of January 4, 2019, unless the information specifically indicates that another date applies.

If you have not already submitted a proxy for use at the Red Hat special meeting since the distribution of the proxy statement, you are urged to do so promptly. These additional definitive materials do not affect the validity of any proxy card or voting instructions that Red Hat stockholders may have previously received or delivered following the distribution of the proxy statement. No action is required by any Red Hat stockholder who has previously delivered a proxy or voting instructions following the distribution of the proxy statement and who does not wish to revoke or change that proxy or voting instructions.

Three putative class action complaints were filed against Red Hat and its board of directors relating to the Merger with IBM. As of January 4, 2019, we received the following complaints, each filed in the United States District Court for the District of Delaware: (i) Charles Orgel, individually and on behalf of all others similarly situated v. Red Hat, Inc., James M. Whitehurst, Narendra K. Gupta, Sohaib Abbasi, W. Steve Albrecht, Charlene T. Begley, Kimberly L. Hammonds, William S. Kaiser, Kevin M. Murai and Alfred W. Zollar (filed December 18, 2018) (the “Orgel Action”), (ii) Michael Kent, individually and on behalf of all others similarly situated v. Red Hat, Inc., James M. Whitehurst, Narendra K. Gupta, Sohaib Abbasi, Steve Albrecht, Charlene Begley, Kim Hammonds, William S. Kaiser, Kevin M. Murai and Alfred W. Zollar (filed December 19, 2018) (the “Kent Action”) and (iii) Christopher Nunn Bishop, individually and on behalf of all others similarly situated v. Red Hat, Inc., James M. Whitehurst, Narendra K. Gupta, Sohaib Abbasi, Steve Albrecht, Charlene Begley, Kim Hammonds, William S. Kaiser, Kevin M. Murai and Alfred W. Zollar (filed December 21, 2018) (the “Bishop Action” and together with the Orgel Action and the Kent Action, the “Actions”). The complaints allege that the proxy statement omits purportedly material information in violation of Sections 14(a) and 20(a) of the Exchange Act, rendering the proxy statement false and misleading. Red Hat believes the Actions are without merit.

While Red Hat believes that the disclosures set forth in the proxy statement comply fully with applicable law, to moot plaintiffs’ disclosure claims, to avoid nuisance, potential expense and delay and to provide additional information to our stockholders, Red Hat has determined to voluntarily supplement the proxy statement with the below disclosures.

Nothing in the below supplemental disclosure shall be deemed an admission of the legal necessity or materiality under applicable law of any of the disclosure set forth herein or in the proxy statement. To the contrary, Red Hat denies all allegations in the Actions that any additional disclosures was or is required.

Background of the Merger

The fourth paragraph on page 37 of the proxy statement under the section entitled “The Merger — Background of the Merger” is amended and supplemented by deleting the following strikethrough text and adding the following bolded and underlined text:

On October 10, 2018, Red Hat senior management met with representatives from Party A. During that meeting Party A presented the high-level framework of a possible expanded commercial partnership arrangement with Red Hat. Party A indicated that it was not prepared to pursue a strategic transaction with Red Hat, citing concerns about securing regulatory approvals of a strategic transaction in the ~~US~~U.S. and Europe, and accordingly, Red Hat and Party A did not execute a confidentiality agreement in connection with a possible transaction.

The ninth paragraph on page 38 of the proxy statement under the section entitled “The Merger — Background of the Merger” is amended and supplemented by deleting the following strikethrough text and adding the following bolded and underlined text:

Also, on October 17, 2018, a representative of Red Hat sent a draft mutual confidentiality agreement, which we refer to as the Party B confidentiality agreement, to Party B. The Party B confidentiality agreement was negotiated over the ensuing days by representatives of Red Hat, Party B, Skadden and Party~~’s~~ B’s counsel. On October 18, 2018, Red Hat and Party B executed the Party B confidentiality agreement, which did not contain a standstill provision.

The eleventh paragraph on page 38 of the proxy statement under the section entitled “The Merger — Background of the Merger” is amended and supplemented by adding the following bolded and underlined text:

Also, on October 17, 2018, a representative of Morgan Stanley sent a draft mutual confidentiality agreement, which we refer to as the Party C confidentiality agreement, to a senior executive of Party C. The Party C confidentiality agreement was negotiated over the ensuing days by representatives of Red Hat, Party C and Skadden. On October 19, 2018, Red Hat and Party C executed the Party C confidentiality agreement, which did not contain a standstill provision. Thereafter, executives of Red Hat and Party C met to discuss a possible transaction. Representatives of Red Hat provided Party C with an overview of Red Hat’s products, go-to-market strategy and certain financial information. Party C received information that was substantially similar to the information previously provided to IBM.

Opinion of Red Hat’s Financial Advisors

Opinion of Guggenheim Securities, LLC

Summary of Financial Analyses

The first paragraph on page 54 of the proxy statement under the subsection entitled “The Merger — Opinions of Red Hat’s Financial Advisors – Opinion of Guggenheim Securities, LLC – Summary of Financial Analyses – Red Hat Discounted Cash Flow (DCF) Analyses” is amended and supplemented by deleting the following strikethrough text and adding the following bolded and underlined text:

Red Hat Discounted Cash Flow (DCF) Analyses. Guggenheim Securities performed stand-alone discounted cash flow analyses of Red Hat based on projected after-tax unlevered free cash flows (after deduction of SBC) for Red Hat and an estimate of its terminal/continuing value at the end of the projection horizon. In performing its discounted cash flow analyses with respect to Red Hat:

•

Guggenheim Securities utilized Red Hat management’s forecasts for Red Hat for the fiscal years ending February 28, 2019 through February 29, 2024 and Red Hat management’s illustrative extrapolations thereof through the fiscal year ending February 28, 2034 (with such forecasts and illustrative extrapolations reflecting three alternative scenarios), as provided and approved for Guggenheim Securities’ use by Red Hat’s senior management. Guggenheim Securities notes the previous description of and caveats regarding the forecasts for Red Hat in Guggenheim Securities’ section entitled “Recap of Red Hat Change-of-Control Financial Analyses.” For more detail regarding the forecasts, see the section entitled “Proposal 1: Adoption of the Merger Agreement — The Merger — Financial Forecast” beginning on page 69.

•

Guggenheim Securities used a discount rate range of 9.25% – 11.00% based on its estimate of Red Hat’s weighted average cost of capital (which was estimated based on Guggenheim Securities’ (i) investment banking and capital markets judgment and experience in valuing companies similar to Red Hat and (ii) application of the capital asset pricing model, which requires certain (a) general inputs such as the prospective U.S. equity risk premium and the corresponding risk-free rate and (b) company-specific inputs such as the subject company’s forward-looking equity beta reference range, the subject company’s assumed forward-looking capital structure and the corresponding blended cost of debt and the subject company’s prospective marginal cash income tax rate).

•

In estimating Red Hat’s terminal/continuing value, Guggenheim Securities used a reference range of perpetual growth rates of Red Hat’s terminal year (i.e., FY34E) normalized after-tax unlevered free cash flow of 1.50% – 2.50%~~, which range was selected based on Guggenheim Securities’ professional judgment and experience~~. Guggenheim Securities selected such terminal/continuing value-related perpetual growth rates based on its professional judgment taking into account various considerations and factors, including among others (i) the nature of Red Hat’s businesses, including recent and expected trends in and competitive dynamics with respect to, and expected long-term growth prospects for, the industry and markets in which Red Hat operates, (ii) Red Hat’s financial forecast for the 15 years through FY34E and (iii) then-prevailing market expectations regarding U.S. and global long-term economic growth and U.S. and global long-term inflation. The terminal/continuing values implied by the foregoing perpetual growth rate reference range were cross-checked for reasonableness by reference to Red Hat’s implied terminal year (i.e., FY34E) EBITDA (Post-SBC) multiples (i.e., 8.0x – 11.3x with a midpoint of approximately 9.4x).

The subsection entitled “The Merger — Opinions of Red Hat’s Financial Advisors – Opinion of Guggenheim Securities, LLC – Summary of Financial Analyses – Premia/(Discounts) Paid in Selected Precedent Merger and Acquisition Transactions” on page 57 of the proxy statement is amended and restated as follows:

Premia/(Discounts) Paid in Selected Precedent Merger and Acquisition Transactions. Guggenheim Securities reviewed, based on publicly available information, the implied premia/(discounts) paid or proposed to be paid in connection with the selected precedent merger and acquisition transactions listed above in Guggenheim Securities’ section entitled “Red Hat Selected Precedent Merger and Acquisition Transactions Analysis”, which are summarized in the table below. Guggenheim Securities noted that such precedent M&A transaction-related premia/(discounts) ranged from (i) 1.9% – 64.2% based on the target company’s unaffected spot closing stock price and (ii) (4.1%) – 70.9% based on the target company’s unaffected 20-day VWAP. Guggenheim Securities further noted that, in connection with the merger, the merger-implied premia (based on the all-cash merger consideration of $190.00 per share of Red Hat common stock) were 62.8% versus Red Hat’s spot closing stock price of $116.68 on October 26, 2018 (the last trading day prior to the announcement of the merger) and 52.7% based on Red Hat’s 20-day VWAP of $124.42 as of such date, thereby ranking the merger-implied premia at the upper end of the transaction-related premia observed in such selected precedent merger and acquisition transactions.

Premia/(Discounts) Paid in Selected Precedent Merger and Acquisition Transactions

Date Announced	Acquiror	Target Company	Implied Premia/(Discount)
			Unaffected Spot Closing Price	Unaffected 20- Day VWAP

Enterprise SaaS Precedent M&A Transactions
1/30/18	SAP SE	Callidus Software, Inc.	10.1%	18.7%
7/28/16	Oracle Corporation	NetSuite, Inc.	61.8	37.9
6/13/16	Microsoft Corporation	LinkedIn Corporation	49.5	49.1
6/1/16	Salesforce.com, Inc.	Demandware, Inc.	56.3	70.9
5/31/16	Vista Equity Partners	Marketo, Inc.	64.2	64.7
9/18/14	SAP SE	Concur Technologies, Inc.	27.8	30.9

12/20/13	Oracle Corporation	Responsys, Inc.	38.3	42.7
6/4/13	Salesforce.com, Inc.	ExactTarget, Inc.	52.7	52.7
8/27/12	IBM	Kenexa Corp	42.0	53.7
5/22/12	SAP SE	Ariba, Inc.	19.6	18.6
2/9/12	Oracle Corporation	Taleo Corporation	18.1	25.1
12/3/11	SAP SE	SuccessFactors, Inc.	52.4	52.4
10/24/11	Oracle Corporation	Rightnow Technologies, Inc.	19.6	22.1

Enterprise Cloud/Infrastructure Precedent M&A Transactions
6/4/18	Microsoft Corporation	GitHub, Inc.	NA	NA
10/3/18	Cloudera, Inc.	Hortonworks, Inc.	1.9%	(4.1%)
3/20/18	Salesforce.com, Inc.	MuleSoft, Inc.	35.9	41.8
10/21/15	Silver Lake Partners & Thoma Bravo, LLC	SolarWinds, Inc.	43.5	48.5
4/7/15	The Permira Funds & Canada Pension Plan Investment Board	Informatica Corporation	26.9	32.2
7/23/13	Cisco Systems, Inc.	Sourcefire, Inc.	28.6	32.5
5/6/13	Bain Capital Partners	BMC Software, Inc.	14.5	13.9

Statistical Summary
High			64.2%	70.9%
Low			1.9	(4.1)

IBM/Red Hat Merger			62.8%	52.7%

The second paragraph on page 58 of the proxy statement under the subsection entitled “The Merger — Opinions of Red Hat’s Financial Advisors – Opinion of Guggenheim Securities, LLC – Summary of Financial Analyses – Red Hat Selected Publicly-Traded Companies Analysis” is amended and supplemented by adding the following bolded and underlined text:

In performing its selected publicly-traded companies analysis with respect to Red Hat:

•

Guggenheim Securities used Red Hat’s projected revenue for FY20E — the base case forecast and Red Hat’s projected LFCF (Pre-SBC) for FY20E — the base case forecast (which was $1,187 million) because, in the assessment of Red Hat management, the base case forecast reflected the most likely standalone financial forecast of Red Hat’s business and because the differences between the three cases were not material for FY20; and

•

Guggenheim Securities selected reference ranges of trading multiples for purposes of evaluating Red Hat on a stand-alone public market trading basis as follows: (i) trading enterprise value / forward revenue multiple range of 4.5x – 6.0x based on Red Hat’s projected revenue for FY20E — the base case forecast and (ii) trading net equity value / forward LFCF (Pre-SBC) multiple range of 18.0x – 22.0x based on Red Hat’s projected LFCF (Pre-SBC) for FY20E — the base case forecast.

Other Considerations

The sixth paragraph on page 59 of the proxy statement under the section entitled “The Merger — Opinions of Red Hat’s Financial Advisors – Opinion of Guggenheim Securities, LLC – Other Considerations” is amended and supplemented by deleting the following strikethrough text and adding the following bolded and underlined text:

During the two years prior to the rendering of its opinion, Guggenheim Securities had previously been engaged by each of Red Hat and IBM to provide financial advisory or investment banking services in connection with matters unrelated to the merger, for which Guggenheim Securities received compensation. Specifically, during the past two years Guggenheim Securities was engaged as a consultant to Red Hat with respect to various strategic and financial alternatives and received ~~agreed upon fees~~ $1.75 million in fees for such consulting services (including, among other matters, in respect of Red Hat’s acquisition of CoreOS, Inc. in 2018). In addition, Guggenheim Securities acted as financial advisor to IBM in connection with its acquisition of Promontory Financial Group, LLC, which closed in November 2016 and for which Guggenheim Securities received a~~n agreed upon~~

customary fee. Guggenheim Securities may seek to provide Red Hat, IBM and their respective affiliates with certain financial advisory and investment banking services unrelated to the merger in the future, for which services Guggenheim Securities would expect to receive compensation.

Opinion of Morgan Stanley & Co. LLC

The third paragraph on page 63 of the proxy statement under the subsection entitled “The Merger — Opinions of Red Hat’s Financial Advisors – Opinion of Morgan Stanley & Co. LLC – Public Trading Comparables Analysis” is amended and supplemented by adding the following bolded and underlined text:

Based on the results of this analysis and its professional judgment and experience, Morgan Stanley applied:

•

a calendar year 2019 AV/revenue range of 5.0x – 6.0x to the base case forecast for calendar year 2019 revenue, which resulted in an implied per share equity value range of $116.25 to $136.69, and to the street case for calendar year 2019 revenue (which was $3,883 million), which resulted in an implied per share equity value range of $114.53 to $134.63;

•

a calendar year 2019 AV/UFCF range of 16.0x – 22.5x to the base case forecast for calendar year 2019 UFCF, which resulted in an implied per share equity value range of $110.74 to $150.01, and to the street case for calendar year 2019 UFCF (which was $1,088 million), which resulted in an implied per share equity value range of $104.11 to $140.70;

•

a calendar year 2020 AV/revenue range of 4.5x – 5.5x to the base case forecast for calendar year 2020 revenue, which resulted in an implied per share equity value range of $122.07 to $146.07, and to the street case for calendar year 2020 revenue (which was $4,353 million), which resulted in an implied per share equity value range of $115.43 to $137.96; and

•

a calendar year 2020 AV/UFCF range of 14.5x – 18.5x to the base case forecast for calendar year 2020 UFCF, which resulted in an implied per share equity value range of $118.48 to $147.28, and to the street case for calendar year 2020 UFCF (which was $1,199 million), which resulted in an implied per share equity value range of $104.07 to $128.90.

The third paragraph on page 64 of the proxy statement under the subsection entitled “The Merger — Opinions of Red Hat’s Financial Advisors – Opinion of Morgan Stanley & Co. LLC – Summary of Financial Analyses –Discounted Cash Flow Analysis” is amended and supplemented by deleting the following strikethrough text and adding the following bolded and underlined text:

Morgan Stanley first calculated the estimated unlevered free cash flows of Red Hat based on the forecasts for the period from fiscal year 2019 through fiscal year 2034. The estimated unlevered cash flows were calculated as earnings before interest, taxes, depreciation and amortization, less (i) stock based compensation, (ii) less taxes at the effective tax rate, (iii) less capital expenditures, (iv) less capital expenditures for acquisitions, (v) plus or less changes in net working capital. Morgan Stanley also calculated a range of terminal values by applying perpetuity growth rates ranging from 2.0% to 3.0%~~, selected by Morgan Stanley based upon the application of its professional judgment and experience,~~ to the estimated unlevered free cash flows of Red Hat after February 28, 2034. Morgan Stanley selected such perpetuity growth rates based on its professional judgment and experience, taking into account various considerations and factors, including among others (i) the nature of Red Hat’s businesses, including recent and expected trends in its expected long-term growth prospects, (ii) the nature and expected trends in the industry and markets in which Red Hat operates, (iii) Red Hat’s financial forecast for the 15 years through FY34E and (iv) then-prevailing market expectations regarding U.S. and global long-term economic growth and U.S. and global long-term inflation. Relying on the forecasts, Morgan Stanley also calculated the amount of net operating losses and other tax shield benefits that Red Hat management projected would accrue and/or be utilized for the period from fiscal year 2019 through fiscal year 2034 (we refer to such net operating losses and other tax shield benefits as tax attributes).

The fourth paragraph on page 64 of the proxy statement under the subsection entitled “The Merger — Opinions of Red Hat’s Financial Advisors – Opinion of Morgan Stanley & Co. LLC – Summary of Financial Analyses –Discounted Cash Flow Analysis” is amended and supplemented by deleting the following strikethrough text and adding the following bolded and underlined text:

Morgan Stanley then discounted the unlevered free cash flows, terminal values and tax attributes to their present values as of December 31, 2018, using the mid-year discount convention and discount rates ranging from 9.5% to 10.5%. These discount rates were selected~~, upon the application of Morgan Stanley’s professional judgment and experience,~~ to reflect Red Hat’s estimated weighted average cost of capital, which was estimated based on (i) application of Morgan Stanley’s professional judgment and experience in valuing companies similar to Red Hat and (ii) application of the capital asset pricing model, which requires certain (a) general inputs such as the prospective U.S. equity risk premium and the corresponding risk-free rate and (b) company-specific inputs such as the subject company’s forward-looking equity beta reference range, the subject company’s assumed capital structure and an assumed cost of debt based on recent comparable debt issuances and the subject company’s prospective marginal cash income tax rate.

The fifth paragraph on page 64 of the proxy statement under the subsection entitled “The Merger — Opinions of Red Hat’s Financial Advisors – Opinion of Morgan Stanley & Co. LLC – Discounted Cash Flow Analysis” is amended and restated as follows:

Based on the number of shares of Red Hat common stock outstanding and the dilutive securities schedule provided to Morgan Stanley by Red Hat management as of October 19, 2018 and set out in the table below, Morgan Stanley calculated the estimated implied value per share of Red Hat common stock as follows:

Projections Scenario	Implied Value Per Share
Base case forecast	$117.62 – $140.26
Risk forecast	$90.45 – $107.57
Outperform forecast	$147.37 – $180.08

Dilutive Securities Schedule	Number of securities
Common shares	176,542,812
Stock options (outstanding)	36,628 (1)
Outstanding full value equity awards
Restricted stock awards	210,545
Performance stock units	1,304,837
Restricted stock units, deferred stock units	4,173,476

(1)	Weighted average exercise price of $21.56

The third paragraph on page 65 of the proxy statement under the subsection entitled “The Merger — Opinions of Red Hat’s Financial Advisors – Opinion of Morgan Stanley & Co. LLC – Precedent Transactions Analysis” is amended and supplemented by adding the following bolded and underlined text:

Based on the results of this analysis and its professional judgment and experience, Morgan Stanley applied a NTM AV/UFCF range of 22.5x – 28.5x to the street case projections for Red Hat’s NTM UFCF (which was $1,049 million), which resulted in an implied per share equity value reference range for a share of Red Hat common stock of $136.20 to $168.77 (as compared to Red Hat’s closing share price of $116.68 as at the unaffected date and the merger consideration under the merger agreement of $190.00 per share). Based on the results of this analysis and its professional judgment and experience, Morgan Stanley applied a NTM AV/revenue range of 6.5x – 8.5x to the street case projections for Red Hat’s NTM revenue (which was $3,714 million), which resulted in an implied per share equity value reference range for a share of Red Hat common stock of $139.01 to $177.45 (as compared to Red Hat’s closing share price of $116.68 as at the unaffected date and the merger consideration under the merger agreement of $190.00 per share).

The sixth paragraph on page 68 of the proxy statement under the subsection entitled “The Merger — Opinions of Red Hat’s Financial Advisors – Opinion of Morgan Stanley & Co. LLC – General” is amended and supplemented by deleting the following strikethrough text and adding the following bolded and underlined text:

In the two years prior to the date of its opinion, Morgan Stanley or its affiliates have provided financing services for Red Hat and has received fees in connection with such services of approximately less than $1 million in the aggregate. In addition, Morgan Stanley is a counterparty to Red Hat with respect to certain convertible note hedge and warrants transactions entered into in connection with Red Hat’s issuance of $805 million principal amount of convertible notes due in 2019. Upon the closing of the Merger, Morgan Stanley will receive a payment from Red Hat resulting from the unwind of the warrants transactions as a cancellation payment pursuant to the terms of the warrants transactions. Morgan Stanley has estimated that such payment shall not exceed $105 million, based upon the market conditions as of January 2, 2019, and subject to any changes in (i) conditions to markets related to shares of Red Hat common stock, (ii) conditions in markets to borrow shares of Red Hat common stock, (iii) interest rates or (iv) the terms of the Merger. With respect to the convertible note hedge transactions, Morgan Stanley has delivered to Red Hat, as of January 2, 2019, 211,341 shares of Red Hat common stock in relation to the prior conversions by holders of the convertible notes. Assuming a $190 price per share of Red Hat common stock for the open portions of the convertible note hedge transactions, Morgan Stanley expects to deliver to Red Hat an additional 421,457 shares of Red Hat common stock in settlement of such open convertible note hedge transactions, which includes 165,235 shares of Red Hat common stock related to exercised but unsettled portions of the convertible note hedge transactions. ~~The consummation of the merger, to the extent it occurs prior to the expiration of the warrants transactions, will result in the unwind of warrants, and an expected payment to be made by Red Hat to Morgan Stanley, in an amount to be calculated at the time of closing of the merger. As of the date hereof, in connection with early conversions by holders of the convertible notes, a substantial portion of the convertible note hedge transaction has been exercised by Red Hat. Based on the current share price of Red Hat and remaining time to maturity of the convertible notes in 2019, all or a substantial portion of the remaining convertible note hedge transaction may be exercised prior to closing of the merger.~~

Financial Forecast

The disclosure in the section in the proxy statement beginning on page 70 captioned “The Merger—Financial Forecast” is amended and supplemented as follows:

The disclosure in the section entitled “The Merger—Financial Forecast” is supplemented by providing the following additional disclosure at the end of the eighth paragraph thereof on page 70 of the proxy statement.

The non-GAAP financial measures used in the forecasts were relied upon by Guggenheim Securities and Morgan Stanley for purposes of their respective fairness opinions and by the Red Hat Board of Directors in connection with its consideration of the merger. Financial measures provided to a financial advisor are excluded from the definition of non-GAAP financial measures and therefore, are not subject to SEC rules regarding disclosures of non-GAAP financial measures, which would otherwise require a reconciliation of a non-GAAP financial measure to a GAAP financial measure. Reconciliations of non-GAAP financial measures were not relied upon by Guggenheim Securities and Morgan Stanley for purposes of their respective fairness opinion or by the Red Hat Board of Directors in connection with its consideration of the merger. Accordingly, we have not provided a reconciliation of the financial measures included in the forecasts.

The disclosure in the section entitled “The Merger—Financial Forecast” is supplemented by providing the following additional disclosure at the end of the ninth paragraph thereof on page 70 of the proxy statement.

In addition, Red Hat management provided Guggenheim Securities and Morgan Stanley with additional information regarding U.S. federal net operating loss carryforwards (of which, as of October 28, 2018, Red Hat estimated it would have a balance of $30.0 million at the end of fiscal year 2019).

The disclosure in the subsection entitled “Base Case Forecast” on page 71 is amended and restated as follows:

Base Case Forecast

The following table reflects selected metrics reflected in, or derived from, the base case forecast:

	Fiscal Year Ending February 28
	2019E	2020E	2021E	2022E	2023E	2024E
Red Hat Forecast
Revenue	$3,380	$3,949	$4,638	$5,445	$6,345	$7,281
EBITDA	$875	$1,025	$1,220	$1,429	$1,677	$1,940
Cash Flow Items
Stock based compensation expense	$212	$240	$269	$290	$314	$339

Derived by Guggenheim Securities
Unlevered Free Cash Flow	$740	$827	$1,012	$1,219	$1,433	$1,618

Derived by Morgan Stanley
Unlevered Free Cash Flow	$791	$827	$1,013	$1,219	$1,433	$1,619

Note: Dollars in millions.

The disclosure in the subsection entitled “Risk Forecast” on page 71 is amended and restated as follows:

Risk Forecast

The following table reflects selected metrics reflected in, or derived from, the risk forecast:

	Fiscal Year Ending February 28
	2019E	2020E	2021E	2022E	2023E	2024E
Red Hat Forecast
Revenue	$3,380	$3,916	$4,518	$5,156	$5,772	$6,286
EBITDA	$875	$1,040	$1,199	$1,358	$1,516	$1,654
Cash Flow Items
Stock based compensation expense	$212	$240	$269	$290	$314	$339

Derived by Guggenheim Securities
Unlevered Free Cash Flow	$740	$819	$932	$1,038	$1,108	$1,108

Derived by Morgan Stanley
Unlevered Free Cash Flow	$791	$819	$933	$1,038	$1,108	$1,109

Note: Dollars in millions.

The disclosure in the subsection entitled “Outperform Forecast” on page 71 is amended and restated as follows:

Outperform Forecast

The following table reflects selected metrics reflected in, or derived from, the outperform forecast:

	Fiscal Year Ending February 28
	2019E	2020E	2021E	2022E	2023E	2024E
Red Hat Forecast
Revenue	$3,380	$3,946	$4,647	$5,517	$6,584	$7,864
EBITDA	$875	$969	$1,147	$1,366	$1,639	$1,995
Cash Flow Items
Stock based compensation expense	$212	$240	$269	$290	$314	$339

	Fiscal Year Ending February 28
	2019E	2020E	2021E	2022E	2023E	2024E
Derived by Guggenheim Securities
Unlevered Free Cash Flow	$740	$672	$831	$1,056	$1,339	$1,692

Derived by Morgan Stanley
Unlevered Free Cash Flow	$791	$672	$831	$1,056	$1,340	$1,693

Note: Dollars in millions.

The disclosure in the subsection entitled “Certain Extrapolated Forecasts” on page 72 is amended and restated as follows:

Certain Extrapolated Forecasts

Red Hat management also prepared certain extrapolations for the fiscal years 2025 through 2034 for each of the base case forecast and the alternative forecasts, which we refer to as the extrapolated forecasts, and shared such extrapolations with the Red Hat Board of Directors, Guggenheim Securities and Morgan Stanley in connection with their financial analyses summarized under “Proposal 1: Adoption of the Merger Agreement — The Merger — Opinions of Red Hat’s Financial Advisors” beginning on page 47. Red Hat management prepared the extrapolated forecasts by applying an assumed growth rate to Red Hat’s forecasted revenue for 2024E for each of the base case forecast and the alternative forecasts. Red Hat management selected an assumed growth rate on the assumption that growth will slow in future years as Red Hat reaches steady state by 2034E. The extrapolated forecasts do not otherwise reflect Red Hat management’s expectations, estimates or assumptions regarding prospective industry conditions or other commercial, operational and financial judgments or assessments regarding the future prospects of Red Hat. The extrapolated forecasts are not fact and should not be relied upon as necessarily indicative of actual future results.

The following table reflects selected metrics reflected in, or derived from, the extrapolated forecasts:

	Fiscal Year Ending February 28
	2025E	2026E	2027E	2028E	2029E	2030E	2031E	2032E	2033E	2034E
Base Case Forecast
Red Hat Forecast
Revenue	$8,228	$9,206	$10,199	$11,184	$12,141	$13,045	$13,871	$14,596	$15,196	$15,652
EBITDA	$2,240	$2,507	$2,779	$3,046	$3,299	$3,541	$3,766	$3,965	$4,130	$4,248
Cash Flow Items
Stock based compensation expense	$383	$428	$474	$520	$565	$607	$645	$679	$707	$728

Derived by Guggenheim Securities
Unlevered Free Cash Flow	$1,808	$1,966	$2,124	$2,263	$2,372	$2,459	$2,519	$2,545	$2,533	$2,472

Derived by Morgan Stanley
Unlevered Free Cash Flow	$1,809	$1,968	$2,125	$2,265	$2,374	$2,461	$2,522	$2,548	$2,537	$2,476

Risk Forecast
Red Hat Forecast
Revenue	$6,830	$7,378	$7,926	$8,466	$8,990	$9,489	$9,956	$10,382	$10,760	$11,083
EBITDA	$1,807	$1,973	$2,145	$2,317	$2,485	$2,657	$2,832	$3,004	$3,171	$3,322

	Fiscal Year Ending February 28
	2025E	2026E	2027E	2028E	2029E	2030E	2031E	2032E	2033E	2034E
Cash Flow Items
Stock based compensation expense	$368	$398	$427	$456	$484	$511	$537	$559	$580	$597

Derived by Guggenheim Securities
Unlevered Free Cash Flow	$1,170	$1,257	$1,341	$1,421	$1,490	$1,559	$1,627	$1,689	$1,744	$1,781

Derived by Morgan Stanley
Unlevered Free Cash Flow	$1,171	$1,258	$1,342	$1,423	$1,492	$1,561	$1,629	$1,692	$1,747	$1,784

Outperform Forecast
Red Hat Forecast
Revenue	$9,310	$10,865	$12,495	$14,158	$15,800	$17,361	$18,779	$19,990	$20,934	$21,562
EBITDA	$2,451	$2,902	$3,380	$3,868	$4,348	$4,814	$5,246	$5,621	$5,920	$6,110
Cash Flow Items
Stock based compensation expense	$401	$468	$538	$610	$681	$748	$809	$861	$902	$929

Derived by Guggenheim Securities
Unlevered Free Cash Flow	$2,093	$2,431	$2,755	$3,051	$3,301	$3,500	$3,632	$3,680	$3,634	$3,468

Derived by Morgan Stanley
Unlevered Free Cash Flow	$2,094	$2,432	$2,756	$3,053	$3,304	$3,503	$3,636	$3,684	$3,638	$3,473

Note: Dollars in millions.

—END OF SUPPLEMENT TO DEFINITIVE PROXY STATEMENT—

Important Additional Information and Where to Find It

In connection with the proposed merger, Red Hat, Inc. (the “Company”) has filed with the Securities and Exchange Commission (the “SEC”) a definitive proxy statement on Schedule 14A and has mailed a definitive proxy statement and a proxy card to each stockholder entitled to vote at the special meeting relating to the proposed merger. STOCKHOLDERS ARE URGED TO CAREFULLY READ THE DEFINITIVE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC IN THEIR ENTIRETY (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER AND RELATED MATTERS. The definitive proxy statement and other relevant materials, and any and all documents filed by the Company with the SEC, may be obtained for free at the SEC’s website at www.sec.gov. In addition, stockholders may obtain free copies of the documents filed with the SEC by the Company via the Company’s Investor Relations section of its website at www.redhat.com or by contacting Investor Relations by directing a request to the Company, Attention: Investor Relations, 100 East Davie Street, Raleigh, North Carolina 27601, or by calling (919) 754-3700.

This supplement to the definitive proxy statement does not constitute an offer to sell or the solicitation of an offer to buy any securities.

Cautionary Statement Regarding Forward-Looking Statements

This document may include “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements relating to the completion of the merger. In this context, forward-looking statements often address expected future business and financial performance and financial condition, and often contain words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “see,” “will,” “would,” “target,” similar expressions, and variations or negatives of these words. Forward-looking statements by their nature address matters that are, to different degrees, uncertain, such as statements about the consummation of the proposed merger and the anticipated benefits thereof. These and other forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed in any forward-looking statements, including the failure to consummate the proposed merger or to make any filing or take other action required to consummate such merger in a timely matter or at all. The inclusion of such statements should not be regarded as a representation that any plans, estimates or expectations will be achieved. You should not place undue reliance on such statements. Important factors that could cause actual results to differ materially from such plans, estimates or expectations include, among others, that: (1) the Company may be unable to obtain stockholder approval as required for the merger; (2) conditions to the closing of the merger, including obtaining required regulatory approvals, may not be satisfied or waived on a timely basis or otherwise; (3) a governmental entity or a regulatory body may prohibit, delay or refuse to grant approval for the consummation of the merger and may require conditions, limitations or restrictions in connection with such approvals that can adversely affect the anticipated benefits of the proposed merger or cause the parties to abandon the proposed merger; (4) the merger may involve unexpected costs, liabilities or delays; (5) the business of the Company may suffer as a result of uncertainty surrounding the merger or the potential adverse changes to business relationships resulting from the proposed merger; (6) legal proceedings may be initiated related to the merger and the outcome of any legal proceedings related to the merger may be adverse to the Company; (7) the Company may be adversely affected by other general industry, economic, business, and/or competitive factors; (8) there may be unforeseen events, changes or other circumstances that could give rise to the termination of the merger agreement or affect the ability to recognize benefits of the merger; (9) risks that the proposed merger may disrupt current plans and operations and present potential difficulties in employee retention as a result of the merger; (10) risks related to diverting management’s attention from the Company’s ongoing business operations; (11) there may be other risks to consummation of the merger, including the risk that the merger will not be consummated within the expected time period or at all which may affect the Company’s business and the price of the common stock of the Company; and (12) the risks described from time to time in the Company’s reports filed with the SEC under the heading “Risk Factors,” including the Annual Report on Form 10-K for the fiscal year ended February 28, 2018, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K and in other of the Company’s filings with the SEC. Such risks include, without limitation: the effects of competition in the businesses in which the Company operates; the Company’s ability to adapt to a rapidly changing industry and maintain strategic relationships with industry leading companies; and the impacts of security breaches and data loss and our vulnerability to technology infrastructure failures. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, legal liability to third parties and similar risks, any of which could have a material adverse effect on the Company’s financial condition, results of operations, credit rating or liquidity. These risks, as well as other risks associated with the proposed merger, are more fully discussed in the definitive proxy statement that was filed with the SEC in connection with the proposed merger. There can be no assurance that the merger will be completed, or if it is completed, that it will close within the anticipated time period or that the expected benefits of the merger will be realized. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which such statements were made. Except as required by applicable law, the Company undertakes no obligation to update forward-looking statements to reflect events or circumstances arising after such date.